EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-08609 of Greene County Bancshares, Inc. of our report dated January 16, 2003 on the consolidated financial statements of Greene County Bancshares, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 as included in the registrant’s annual report on Form 10-K.

/s/ Crowe, Chizek and Company LLP

Brentwood, Tennessee
March 25, 2003